COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
     IN DREYFUS PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
     AND THE LEHMAN BROTHERS 10-YEAR MUNICIPAL BOND INDEX


     EXHIBIT A:
     _______________________________________________________
    |             |      LEHMAN    |                       |
    |             |     BROTHERS   |                       |
    |  PERIOD     |     10-YEAR    |  DREYFUS PENNSYLVANIA |
    |             |    MUNICIPAL   |      INTERMEDIATE     |
    |             |   BOND INDEX * |   MUNICIPAL BOND FUND |
    |-----------  |   ------------ |  ---------------------|
    | 12/16/93    |        10,000  |                10,000 |
    |  2/28/94    |         9,845  |                10,325 |
    |  5/31/94    |         9,650  |                10,242 |
    |  8/31/94    |         9,808  |                10,435 |
    | 11/30/94    |         9,354  |                 9,942 |
    |  2/28/95    |        10,046  |                10,632 |
    |  5/31/95    |        10,517  |                11,097 |
    |  8/31/95    |        10,749  |                11,293 |
    | 11/30/95    |        11,090  |                11,580 |
    |------------------------------------------------------|


     *Source: Lehmam Brothers